UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Frisch’s Restaurants, Inc. (“Frisch’s”) reported today that it received a check for $640,000 representing full and final payment of the arbitration award in its long-standing case against Fortney & Weygandt, Inc., (“Fortney”), the general contractor that constructed a Golden Corral Restaurant for Frisch’s in Canton, Ohio in 2001, which Frisch’s demolished in 2002 due to defective construction work by Fortney. Please see the section entitled “ITEM 1. LEGAL PROCEEDINGS of PART II – OTHER INFORMATION” in Frisch’s Form 10-Q for the fiscal quarter ended December 16, 2008 for further information about this arbitration.

In addition to the cash received, Frisch’s will record an additional gain of $250,000 to reverse a liability that had represented Fortney’s claim against Frisch’s for the outstanding construction contract balance, that was eliminated when the award was made final.

Based on the foregoing, Frisch’s will include $890,000 in pretax income in its financial statements for the third quarter that will end March 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)
DATE March 6, 2009
	BY	/s/ Donald H. Walker
Donald H. Walker
Vice President - Finance and
Principal Financial Officer